EX-99.B5.a

Allianz Life Insurance Company of New York [Home Office, New York, NY 28 Liberty Street, 38th Floor New York, NY 10005-1422]	[Administrative Office: NW 5990 PO Box 1450 Minneapolis, MN 55485-5990 800.624.0197]
Allianz Index Advantage NFSM New York Variable Annuity Application
Individual flexible purchase payment variable deferred annuity application. Issued by Allianz Life Insurance Company of New York	[Contract number:_____________________]
1. Annuity registration

Ownership is	[■ Individual/Joint	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
	■ UTMA/UGMA	■ Other]

Owner
Individual Owner first name	MI	Last name	Jr., Sr., III
Non-individual owner name (Attach Non- Individual Ownership Form or Qualified Plan Acknowledgement Form if applicable.)
Social Security Number/TIN
Mailing address			Email address
City	State	ZIP code	Home telephone number
Street address (required if a PO Box was used for mailing address)
City	State	ZIP code	Cell phone number
Gender	Date of birth (mm/dd/yyyy)	Are you a non-resident alien? ■ Yes ■ No
■ Male ■ Female		(If yes, then you are not eligible for this product.)

Joint Owner
First name		MI	Last name		Jr., Sr., III
Mailing address					Email address
City			State	ZIP code	Home telephone number
Gender		Date of birth (mm/dd/yyyy)			Are you a non-resident alien? ■ Yes ■ No
■ Male	■ Female				(If yes, then you are not eligible for this product.)
Relationship to Owner ■ Spouse under a legally recognized marriage ■ Other:_____________________				Social Security Number/TIN

Annuitant (Complete if different from Owner.)
First name		MI	Last name		Jr., Sr., III
Mailing address					Email address
City			State	ZIP code	Home telephone number
Street address (required if a PO Box was used for mailing address)
City			State	ZIP code	Cell phone number
Gender		Social Security Number/TIN	Date of birth (mm/dd/yyyy)		Are you a non-resident alien? ■ Yes ■ No
■ Male	■ Female				(If yes, then you are not eligible for this product.)
Relationship of Annuitant to Owner ■ Spouse under a legally recognized marriage ■ Other:_____________________
INY-APP-NF	Page [1 of 9]	[(5/2017)]

2. Purchase Payment (This section must be completed.) Make check(s) payable to Allianz Life® of NY
Include replacement forms if required
Method of Payment (Select all that apply)
■ Purchase Payment enclosed with application. Total amount enclosed: $________________________
Plan type at prior financial institution or contribution instructions:
[Qualified	[Roth (Qualified)
■ Traditional IRA	■ Contribution to Roth IRA for year ______________
■ SEP IRA	■ Roth IRA]
■ Employer contribution to SEP IRA	[Inherited IRA (Qualified)
■ Contribution to Traditional IRA for year_______	■ Inherited IRA
■ Qualified Plan (401(a) plan)	■ Inherited Roth IRA]
■ Other ___________________________]	[Nonqualified
■ Other nonqualified payment]
■ This Contract will be funded by money requested or facilitated by Allianz Life of NY with transfer forms included.
 If 1035 exchange or tax-qualified transfer, complete the [Authorization to Transfer Funds form].
Total expected amount: $___________________

■ This Contract will be funded by money requested or facilitated by Allianz Life of NY when transfer forms are received at a later date.
 If 1035 exchange or tax-qualified transfer, complete the [Authorization to Transfer Funds form].
Total expected amount: $___________________

■ This Contract will be funded by money requested or facilitated by Allianz Life of NY. Total expected amount: $__________________
Plan type at prior financial institution or contribution instructions:
[Qualified	[Roth (Qualified)
■ Traditional IRA	■ Contribution to Roth IRA for year ______________
■ SEP IRA	■ Roth IRA]
■ Employer Contribution to SEP IRA	[Inherited IRA (Qualified)
■ Contribution to Traditional IRA for year_______	■ Inherited IRA
■ Qualified Plan (401(a) plan)	■ Inherited Roth IRA]
■ Other ___________________________]	[Nonqualified
■ Other nonqualified payment]

3. Plan specifics (This section must be completed to indicate how this Contract should be issued. These are the only available options.)

Nonqualified:	■ Nonqualified
Qualified plans:	■ 401(a) defined contribution plan		■ 401(a) one person defined benefit plan
IRA:	■ Traditional IRA	■ SEP IRA	■ Roth IRA	■ Roth IRA (conversion of existing IRA )
Inherited IRA:	■ Inherited IRA	■ Inherited Roth IRA

4. Electronic Transfer and Allocation Instructions

Electronic Authorization – Allianz Life of NY accepts allocation and transfer instructions by electronic notification. Electronic authorizations include, but are not limited to, requests received by telephone, fax, email, or on our website.

■ Yes
By selecting "yes," I am authorizing and directing Allianz Life of NY to act on electronic instructions from me to transfer and allocate Contract Value among the Allocation Options. Allianz Life of NY will use reasonable procedures to confirm that these electronic instructions are genuine. We reserve the right to deny any electronic transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

■ Yes
By selecting "yes," I am authorizing and directing Allianz Life of NY to act on electronic instructions from my Financial Professional and/or anyone authorized by him/her to transfer and allocate Contract Value among the Allocation Options. Allianz Life of NY will use reasonable procedures to confirm that these electronic instructions are genuine. We reserve the right to deny any electronic transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

INY-APP-NF	Page [2 of 9]	[(5/2017)]

5. Replacement (This section must be completed.)
■ Yes	■ No	Do you have existing life insurance policies or annuity contracts?
■ Yes	■ No	Do you intend to replace or change an existing annuity contract or life insurance policy in order to purchase this annuity contract?
Notice to Financial Professional: The Financial Professional must answer the replacement questions in section [12] of this application and complete the attached Appendix 11, and include any other appropriate forms.

6. Index Effective Date (This section must be completed.)
•
The Index Effective Date can be any Business Day from the Issue Date up to and including the first Quarterly Anniversary. However, it cannot be the 29th, 30th, or 31st of a month. If the Index Effective Date would occur on the 29th, 30th, or 31st of a month, or on a day that is not a Business Day, we change the Index Effective Date to be the next available Business Day.

•	If the Index Effective Date is not the Issue Date, Purchase Payments allocated to the Index Option(s) will be placed in the [AZL® Government Money Market Fund] until the Index Effective Date.

[■
Earliest Index Effective Date – If chosen, the earliest Index Effective Date is the Issue Date of the Contract when the initial Purchase Payment(s), application, and requirements are received in good order. This option is not designed to accommodate multiple Purchase Payments (e.g., 1035 exchanges, tax qualified transfers/rollovers, etc.) expected before the first quarterly anniversary.

OR
■
Deferred Index Effective Date – If chosen, the deferred Index Effective Date is the first quarterly anniversary. You can change the Index Effective Date prior to the first quarterly anniversary by contacting Allianz Life of NY. This option is designed to accommodate multiple Purchase Payments expected before the first quarterly anniversary.]

7. Allocation Options
•	Allocations must be in whole percentages (e.g. 33.3% or dollars are not permitted) which total 100%. You are allowed [12] free transfers between the Variable Options each contract year.
•	If Purchase Payments are received before the Index Effective Date and you select an Index Option, the following will occur:
	-	Your Purchase Payment will be placed in the [AZL® Government Money Market Fund].
	-	Then, on the Index Effective Date we will rebalance your Contract Value among your selected Allocation Options below.
•
If additional Purchase Payments are received after the Index Effective Date and you select an Index Option, then your Purchase Payment will be placed in the [AZL® Government Money Market Fund] until the next Index Anniversary.

•	We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries.
•	We only allow transfers of Index Option Value from the Index Options to the Variable Options on every [sixth Index Anniversary].
•	Please see the current prospectus for Allocation Option requirements and allocation of additional Purchase Payments received after the Index Effective Date.

Variable Options
Asset Allocation	Cash Equivalent
____% AZL® MVP Balanced Index Strategy Fund	____% AZL® Government Money Market Fund
____% AZL® MVP Growth Index Strategy Fund

Index Options
Index Performance Strategy	Index Protection NY Strategy
____% EURO STOXX 50® Index	____% EURO STOXX 50® Index
____% Nasdaq-100® Index	____% Nasdaq-100® Index
____% Russell 2000® Index	____% Russell 2000® Index
____% S&P 500® Index	____% S&P 500® Index

Index Precision Strategy
____% EURO STOXX 50® Index
____% Nasdaq-100® Index
____% Russell 2000® Index
____% S&P 500® Index

Total of _______ % (must equal 100%)
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7. Allocation Options (continued)
The terms of the license agreements between us and [S&P Dow Jones Indices LLC, Russell Investments, NASDAQ OMX Group Inc. and STOXX Limited] require us to state the following:
[The EURO STOXX 50® provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. STOXX has no relationship to Allianz Life Insurance Company of New York ("Allianz Life® of NY"), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz Life of NY products.

STOXX does not: sponsor, endorse, sell or promote Allianz Life of NY products, recommend that any person invest in Allianz Life of NY products or any other securities, have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz Life of NY products, have any responsibility or liability for the administration, management or marketing of Allianz Life of NY products, consider the needs of Allianz Life of NY products or the owners of Allianz Life of NY products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.

STOXX will not have any liability in connection with Allianz Life of NY products. Specifically, STOXX does not make any warranties, express or implied and disclaims any and all warranties about: the results to be obtained by Allianz Life of NY products, the owner of Allianz Life of NY products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50®; the accuracy or completeness of the EURO STOXX 50 and its data; the merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® and its data; STOXX has no liability for any errors, omissions or interruptions in the EURO STOXX 50® or its data; under no circumstances will STOXX be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX knows that they might occur.

The licensing agreement between Allianz Life of NY and STOXX is solely for their benefit and not for the benefit of the owners of Allianz Life of NY products or any other third parties.]
[The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor's Financial Services LLC ("S&P"). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. This trademark has been sublicensed for certain purposes by Allianz Life Insurance Company of New York ("Allianz Life® of NY"). The S&P 500® Index ("the Index") is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Allianz Life of NY.

Allianz Life of NY products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz Life of NY products or any member of the public regarding the advisability of investments generally or in Allianz Life of NY products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices' only relationship to Allianz Life of NY with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz Life of NY or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz Life of NY or the owners of the products into consideration in determining, composing, or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz Life of NY, but which may be similar to and competitive with Allianz Life of NY products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ LIFE OF NY, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ LIFE OF NY OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

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7. Allocation Options (continued)
[The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
Allianz® Life of NY products are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, Allianz Life of NY products. The Corporations make no representation or warranty, express or implied to the owners of Allianz Life of NY products or any member of the public regarding the advisability of investing in securities generally or in Allianz Life of NY products particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of New York ("Licensee") is in the licensing of the NASDAQ®, NASDAQ OMX®, NASDAQ-100®, and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or Allianz products.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of Allianz Life of NY products into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of Allianz Life of NY products to be issued or in the determination or calculation of the equation by which Allianz Life of NY products are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Allianz Life of NY products.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF ALLIANZ LIFE OF NY PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

[The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics  of the true small-cap index.

Allianz® Life of NY products are not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of Allianz Life of NY products or any member of the public regarding the advisability of investing in securities generally or in Allianz Life of NY products particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell's only relationship to Allianz Life Insurance Company of New York ("Allianz Life of NY") is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Allianz Life of NY or Allianz Life of NY products. Russell is not responsible for and has not reviewed the Allianz Life of NY products nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of Allianz Life of NY products.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ALLIANZ LIFE OF NY, INVESTORS, OWNERS OF ALLIANZ LIFE OF NY PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

INY-APP-NF	Page [5 of 9]	[(5/2017)]

8. Beneficiary designation (If additional space is needed, attach a complete list signed and dated by Owner(s).)
■ Primary	Percentage	Relationship	Social Security Number/TIN	Phone Number
■ Contingent
Individual first name	MI	Last Name	Date of birth (mm/dd/yy)	Gender
				■ Male	■ Female
■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)	■ Charitable Trust	Email
Non-individual Beneficiary name

Street Address		City	State	Zip Code

■ Primary	Percentage	Relationship	Social Security Number/TIN	Phone Number
■ Contingent
Individual first name	MI	Last Name	Date of birth (mm/dd/yy)	Gender
				■ Male	■ Female
■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)	■ Charitable Trust	Email
Non-Individual Beneficiary name

Street Address		City	State	Zip Code

■ Primary	Percentage	Relationship	Social Security Number/TIN	Phone Number
■ Contingent
Individual first name	MI	Last Name	Date of birth (mm/dd/yy)	Gender
				■ Male	■ Female
■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)	■ Charitable Trust	Email
Non-Individual Beneficiary name

Street Address		City	State	Zip Code

9. Certification of Taxpayer Identification Number
[If you are applying for this product and/or requesting payments as a U.S. Person, the IRS requires you to agree to the following statements. If you are not a U.S. Person, you are not eligible to apply for this product.

Under penalties of perjury, I certify that:
1.	The Taxpayer Identification Number shown on this form is correct or I am waiting for a number to be issued to me.
2.	I am not subject to backup withholding because:
	a.	I am exempt from backup withholding, or
	b.	I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or
	c.	The IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. person, and
4.	The Foreign Account Tax Compliance Act (FATCA) code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
■	Check the box if the IRS has notified you that you are currently subject to backup withholding because you failed to report interest and dividends on your tax return.]

INY-APP-NF	Page [6 of 9]	[(5/2017)]

10. Statement of Owner
By signing below, the Owner acknowledge and understand and agree to the following:
•
I received a prospectus and have determined, to the best of my knowledge and belief, that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals.

•
I understand that the Contract Value may increase or decrease depending on the investment results of the Allocation Options and that there is no guaranteed minimum Variable Account Value. Investment in the contract may result in a loss of Purchase Payments.

•	I understand that I can lose money that I allocate to the Index Options. This may result in a loss of Purchase Payments.
•	To the best of my knowledge and belief, all statements and answers in this application are complete and true.
•	No representative is authorized to modify this agreement or waive any Allianz Life of NY rights or requirements.
•	If this Contract is being funded by an indirect rollover, I have complied with the requirement that only one rollover is permitted within a one year period from all of the IRAs I own.

As the authorized signer, please sign your name and date below I the appropriate space or we will not be able to process your request.

_______________________________________________________________
Signed at (City, State)

→ Owner's signature__________________________________________________________		Date: _________________
MM/DD/YYY
→ Joint Owner's signature______________________________________________________		Date: _________________
MM/DD/YYY
Alternate signatures, if applicable
Trust:_________________________________	as trustee of the:______________________________	Date: _________________
TRUSTEE'S SIGNATURE	TRUST NAME (PRINTED)	MM/DD/YYY

Power of attorney:_______________________	by :_________________________________________	Date: _________________
OWNER'S NAME	ATTORNEY IN FACT'S SIGNATURE(S)	MM/DD/YYY

11. Information
For information on current benefit features, restrictions or charges please review with your Financial Professional.
■ Please send me a statement of additional information. ( Also available at [www.allianzlife.com/newyork])

INY-APP-NF	Page [7 of 9]	[(5/2017)]

12. Financial Professional
Notice to Financial Professional: Applicable product training must be completed for the state for which this sale occurred.
By signing below, the Financial Professional certifies to the following:
•	I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus.
•	I certify that the statements of the Owner have been correctly recorded:
	■ Yes	■ No	Does the Owner have an existing life insurance policy or an existing annuity contract?
	■ Yes	■ No	Does the Owner intend to replace or change an existing life insurance policy or annuity contract?
•	I hereby certify that I only used sales materials that were previously approved by Allianz Life of NY in my presentation.
•	I further certify that I left a copy of all sales material used during my presentation with the applicant.
•	I have provided the Owner with all appropriate disclosure and replacement requirements prior to the completion of this application.
•	If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Financial Professional's signature (Primary)	B/D Rep. ID

First and last name (please print)	Percent split

Address	Telephone number

Email	Cell phone number

Financial Professional's signature (Secondary)	B/D Rep. ID

First and last name (please print)	Percent split

Email	Cell phone number

Broker/dealer name (please print)

Authorized signature broker/dealer (if required)

Commission options (please check one)
■ A ■ B ■ C
INY-APP-NF	Page [8 of 9]	[(5/2017)]

Please submit your form through one of the options below.

Email completed forms to:
[variableannuity@send.allianzlife.com

OR

Web Upload:
You can scan and upload your signed and completed form by logging in to your account at [Allianzlife.com/newyork]

OR

Mail:
[Applications that HAVE a check attached
Regular mail	[Overnight mail
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
NW 5990	NW 5990
PO Box 1450	1801 Parkview Drive
Minneapolis, MN 55485-5989]	Shoreview, MN 55126]

OR

Applications that DO NOT HAVE a check attached
[Regular mail	[Overnight mail
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561]	Golden Valley, MN 55416-1297]

OR

[Fax: 763-765-7912]

[Any questions? Call us at 800.624.0197]

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